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                                  AMENDMENT
                                   TO THE
                          ARKANSAS BEST CORPORATION
                              STOCK OPTION PLAN



     The Arkansas Best Corporation Stock Option Plan (the "Plan") is hereby amended as follows:

 1. The Plan is hereby amended by replacing the number "1,000,000" with the number "2,000,000" in the first sentence of Section 3.

 2.  The Plan is hereby amended by adding the following to the end of
     Section 5:

     "In connection with the granting of options under this Plan, the aggregate number of shares of Common Stock issuable to any single Optionee shall not exceed the number of shares subject to the Plan referred to in Section 3."

     IN WITNESS WHEREOF, Arkansas Best Corporation, acting by and through its officers hereunto duly authorized, has executed this Amendment to the Plan, to be effective the 9th day of May, 1995.


                                 ARKANSAS BEST CORPORATION


                                 By:    _____________________________________
                                    Robert A. Young III
                                    President and Chief Executive Officer